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                                                            Exhibit 27. (h)(vii)

                             PARTICIPATION AGREEMENT

                                      Among

                                AYCO SERIES TRUST

                           MERCER ALLIED COMPANY, L.P.

                                       and

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into as of this 26th day of October, 2001 by and among JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, (hereinafter the "Company"), organized under the laws of the Commonwealth of Massachusetts, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), AYCO SERIES TRUST, a Delaware business trust (hereinafter the "Fund") and MERCER ALLIED COMPANY, L.P. (hereinafter the "Underwriter"), a Delaware limited partnership.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter "SEC"), dated December 18, 2000 (File No. 812-12260), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

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     WHEREAS, the Fund intends to offer shares of the series set forth on
Schedule C (each hereinafter a "Portfolio"), as may be amended from time to time by mutual agreement of the parties hereto, under this Agreement to the Accounts of the Company; and

     WHEREAS, The Ayco Company, L.P. (the "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more variable life insurance policies and/or variable annuity contracts; and

     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of each Account to fund certain of the aforesaid variable life insurance policies and/or variable annuity contracts.

     NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

                         ARTICLE I. Sale of Fund Shares

     1.1. The Fund agrees to make available to the Company those shares of each Portfolio which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of that Portfolio. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2 The Fund agrees to make shares of each Portfolio available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those

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days on which that Portfolio calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of its shares if such action is required by law or by regulatory authorities having jurisdiction. Notice of election to suspend or terminate shall be furnished in writing, by the Fund, said termination to be effective 10 Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

     1.3 The Fund and the Underwriter agree that shares of the Portfolios will only be made available to Participating Insurance Companies, their separate accounts and certain qualified retirement plans. No shares of any Portfolio sold to any insurance company separate account will also be sold to the general public.

     1.4 The Fund and the Underwriter will not make available shares of any Portfolio to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and
Section 2.5 of Article II of this Agreement is in effect to govern such sales.

     1.5 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of any Portfolio held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day no later than 9:30 a.m. Eastern time. Proceeds shall be wired to Company as federal funds no later than 2:00 p.m. on the same Business Day as the Fund receive notice of such request for redemption or such longer period permitted by the Investment Company Act of 1940, as amended (the "1940 Act") or the rules, orders or regulations thereunder, to such accounts as shall be designated by Company, and the Fund shall notify the person designated in writing by Company as the recipient for such notice of such delay by 4:00 p.m. Eastern time the same Business Day that Company transmits the redemption order to the Fund.

     1.6 The Company agrees to purchase and redeem the shares of the Portfolios in accordance with the provisions of this Agreement. The Company agrees that all net amounts available under the variable life insurance policies and/or variable annuity contracts with the form number(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"), shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company's general account, or in an investment company other than the Fund.

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     1.7  The Company shall pay for shares of each Portfolio on the next
Business Day after an order to purchase shares of that Portfolio is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9 The Fund shall furnish prompt notice as specified in Article XI hereto, as may be amended from time to time, on or before the ex-dividend or ex-distribution date , as applicable, followed by written confirmation to the Company, of the declaration and amount per share of any income, dividends or capital gain distributions payable on any Portfolio's shares. Notwithstanding this Section 1.9, the Fund shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions with respect to any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practicable after the Fund calculates the net asset value per share of each Portfolio and each of the Fund and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event that the Fund or the Underwriter is unable to meet the 7:00 p.m. time stated herein with respect to any Portfolio, the Company shall be provided additional time to place orders for the purchase and redemption of shares of that Portfolio equal to the additional time it takes the Fund or the Underwriter to make the net asset value available to Company. However, if net asset values for any Portfolio are not available for inclusion in the next business cycle and purchase order/redemptions are not able to be calculated and available for Company to execute within the time frames identified in Sections 1.1 and 1.5 hereof, Company and its Accounts shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value of that Portfolio.

     1.11 If the Fund provides the Company with materially incorrect net asset value information with respect to any Portfolio through no fault of the Company, the Company shall be entitled to an adjustment with respect to that Portfolio's shares purchased or redeemed to reflect the correct net asset value per share. The determination of materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors, a copy of which is attached as Schedule E. Any material error in the calculation or reporting of net asset

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value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

     1.12 The Fund shall provide written confirmation to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day. Such information shall be furnished by 1:00 p.m. Eastern time on the next Business Day.

     1.13 The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; Portfolio shares may be sold to other insurance companies (subject to Section 1.4 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Fund on the same basis as other investment companies or series thereof ("funding options") available under the Contracts.

                   ARTICLE II. Representations and Warranties

     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale of Contracts funded thereof as a segregated asset account under the Insurance Code of the Commonwealth of Massachusetts and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware, and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.3 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code of 1986, as amended ("Code") and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code of Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or

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Regulations. The Fund represents that, under the terms of its investment advisory agreements with Adviser, the Adviser is and will be responsible for managing each Portfolio in compliance with that Portfolio's investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a regulated investment company ("RIC") in compliance with Subchapter M of the Code ("Subchapter M") and Section 817(h) of the Code ("Section 817(h)") and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that each Portfolio is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Fund shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time the procedures and practices of the Adviser or each sub-investment adviser to each Portfolio for ensuring that that Portfolio is managed in compliance with Subchapter M and
Section 817(h) and regulations thereunder. The Fund and/or the Underwriter shall notify the Company immediately in writing upon having a reasonable basis for believing that any Portfolio has failed to comply or is about to fail to comply with Subchapter M and Section 817(h) and regulations thereunder.

           In the event of any noncompliance regarding the status of any Portfolio as a RIC in compliance with Subchapter M and/or noncompliance under
Section 817(h), the Fund will pursue those efforts necessary to enable that Portfolio to qualify once again for treatment as a RIC in compliance with Subchapter M and/or to be in compliance with Section 817(h), including cooperation in good faith with the Company. If the Fund does not so cure the noncompliance regarding that Portfolio's status as a RIC under Subchapter M and/or the noncompliance under Section 817(h), the Fund will cooperate in good faith with the Company's efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-25 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the Portfolio satisfies the requirements of Subchapter M and/or compliance with Section 817(h), for the period or periods of non-compliance.

     2.4 The Company represents that for purposes other than diversification under Section 817(h) of the Code, the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
Section 817 of the Code and the regulations thereunder. Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     2.5 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such

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payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

     2.7 The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the State of Delaware. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act.

     2.8 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal or state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

     2.9 The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than two million dollars ($2 million). The aforesaid fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

             ARTICLE III. Prospectuses and Proxy Statements; Voting

     3.1 The Underwriter shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film or an electronic file containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the

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prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. The Company may also utilize the Fund's current prospectus on the Company's intranet and internet sites and other electronic and/or public media. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

     The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

     The Fund and Underwriter agree that the prospectus for the Portfolio(s) listed in Schedule C ("Authorized Portfolio(s)") will describe only the Authorized Portfolio(s) and will not offer the shares of any other Portfolios or series that may be in the Fund. Fund and Underwriter agree to cooperate with Company to provide the documents on a timely basis to meet Company's reasonable deadline requirements for production.

     3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Fund, at its expense.

     3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. Such material, reports and communications shall describe only the Authorized Portfolios. Fund and Underwriter shall make every effort to provide reports to shareholders and other communications to shareholders in camera-ready format within 45 calendar days of the end of the reporting period covered by each such report.

     3.4   If and to the extent required by law the Company shall:

           (i)  solicit voting instructions from Contract owners;




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               (ii)  vote the shares of each Portfolio in accordance with instructions received from Contract owners; and

               (iii) vote shares of each Portfolio for which no instructions have been received in the same proportion as shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the above standards.

                   ARTICLE IV. Sales Material and Information

     4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, any Portfolio, the Adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen Business Days after receipt of such material, provided, however, notwithstanding any such failure to object, no such material shall be used unless and until the Fund and the Underwriter (collectively, "Reviewing Parties") or the designee of any Reviewing Party provides written notice of its consent to such use to the Company or its designee. Notwithstanding that each Reviewing Party and its designee did not initially object, each Reviewing Party and its designee reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Fund, any Portfolio, the Adviser or the Underwriter is named, and no such material shall be used if any Reviewing Party or its designee so objects. For purposes of this
Section 4.1, the phrase "written notice" includes notice given by electronic means (i.e., e-mail and facsimile).

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

     4.3 The Fund, the Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen Business Days after receipt of such material, provided, however, notwithstanding any such failure to object, no such material shall be used unless and until the Company or its designee provides written notice of its consent to such use to the Fund, the Underwriter, or its designee. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company, any Contract, or "John Hancock" is named, and no such material shall be used if the Company so objects For purposes of this Section 4.3, the phrase "written notice" includes notice given by electronic means (i.e., e-mail and facsimile).

     4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

     4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

     4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other pubic media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

     4.8 The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its registration statement and prospectus, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

                          ARTICLE V. Fees and Expenses

     5.1 The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

     5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall be responsible for ensuring that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and Registration Statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

     5.3 The Fund shall bear the expenses of printing and distributing the Fund's prospectus to existing owners of Contracts issued by the Company and of providing or printing and distributing the Fund's proxy materials and reports to such Contract owners, except to the extent that any such proxy materials have been prepared as a result of a material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in any Portfolio that has arisen due to the act or failure to act of the Company or John Hancock Variable Life Insurance Company.

     5.4 All reimbursements due to Company shall be accrued monthly and paid to Company within 15 days of the end of the month of accrual in accordance with the wire transfer

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instructions shown on Schedule D hereto, as may be amended by Company from time to time in writing.

                         ARTICLE VI. Foreign Tax Credits

     6.1 The Fund agrees to consult in advance with the Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                   ARTICLE VII. Diversification and Compliance

     7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in any Portfolio. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of a Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

     7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the separate accounts from the affected Portfolio and reinvesting such assets in a different investment medium or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. The Company will not be responsible for expenses relating to material irreconcilable conflicts of interest that arise due to the act or failure to act of: (a) the Fund; (b) the Underwriter, or (c) any Participating Insurance Company, other than the Company or John Hancock Variable Life Insurance Company.

     7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the affected Portfolio and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the affected Portfolio.

     7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the affected Portfolio and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the affected Portfolio.

     7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by such a material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act of the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding

Exemptive Order, then (a) the Fund or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

     7.8 The Fund and Underwriter agree to maintain a strong commitment to compliance as demonstrated by such factors as, without limit, a strong Code of Ethics policy and procedures, monitoring procedures for compliance with applicable tax requirements (e.g., Section 817(h) of the Internal Revenue Code), restrictions in the Prospectus or Statement of Additional Information, other legal requirements (e.g., Investment Company Act of 1940, as amended), and internal compliance policies and procedures, and to respond promptly to periodic requests from Company or its designee for information on compliance matters no less frequently than annually, and at such other times as may be reasonably requested by Company or its designee to keep them apprised of the Trust's activities.

                          ARTICLE VIII. Indemnification

     8.1       Indemnification By The Company

     8.1(a)    The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of a Portfolio's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of that Portfolio; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or shares of that Portfolio; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

         (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1 (b) and 8.1 (c) hereof.

         8.1(b)   The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

         8.1(c)   The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of any Portfolio or the Contracts or the operation of the Fund.

     8.2    Indemnification by the Underwriter

     8.2(a) The Underwriter agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and the principal underwriter for the Contracts and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably refused) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of any Portfolio or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of that Portfolio; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or shares of that Portfolio; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

     (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article II, Section 2.3 of this Agreement, or to qualify as a regulated investment company under Subchapter M of the Code); or

     (v) arise as a result of the Fund's or Adviser's (or their designated agent's) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio;
            (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate of any Portfolio.

     (vi) arise out of or result from any material breach of any representation or warranty made by the Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Underwriter; as limited by and in accordance with the provisions of Section 8.2(b) and 8.2(c) hereof.

     8.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

     8.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

     8.3    Indemnification By the Fund

     8.3(a) The Fund agrees to indemnify and hold harmless the Company and the principal underwriter for Contracts and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably refused) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

     (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article II, Section 2.3 of this Agreement, or to qualify as a regulated investment company under Subchapter M of the
            Code); or

     (ii) arise as a result of the Fund's (or its designated agent's) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate of any Portfolio.

     (iii) arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

     8.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

     8.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

                           ARTICLE IX. Applicable Law

     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     9.2 This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

     10.1 This Agreement shall continue in full force and effect with respect to the Portfolios until the first to occur of:

            (a)  termination by any party for any reason by one hundred eighty
                 (180) days advance written notice delivered to the other parties; or

            (b) termination by the Company with respect to any Portfolio by written notice to the Fund and Underwriter based upon the Company's reasonable determination that shares of that Portfolio are not reasonably available to meet the requirements of the Contracts, provided, however, that the Company shall provide the Fund and the Underwriter a reasonable opportunity to make shares of that Portfolio reasonably available to meet the requirements of the Contracts before exercising its right to terminate this Agreement with respect to that Portfolio pursuant to this Section 10.1(b); or

                  (c) termination by the Company by written notice to the Fund and the Underwriter in the event the Fund's shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by the Company with respect to any Portfolio by written notice to the Fund and the Underwriter in the event that that Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that that Portfolio may fail to so qualify; or

                  (e) termination by the Company with respect to any Portfolio by written notice to the Fund and the Underwriter in the event that that Portfolio fails to meet the diversification requirements specified in
                           Article II, Section 2.3 hereof; or

                  (f) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter, respectively, shall determine, in their sole judgment exercised in good faith, that the Company or any of its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (g) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, the Adviser or the Underwriter by the NASD, the SEC or other regulatory body; or

          (i) termination by the Company or the Fund with respect to a Portfolio by written notice to the other party upon a determination by the majority of the Board that, with respect to that Portfolio, a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or (ii) the interests of the Participating Insurance Companies; or

          (j) termination by any party by advance written notice upon the "assignment" of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

          (k) termination by the Company by written notice upon the sale, acquisition or change of control of the Adviser, unless done with the written consent of each party to the agreement; or

          (l) termination by the Company with respect to a Portfolio arising from the substitution of that Portfolio's shares with the shares of another investment company for the Contracts for which the Portfolio's shares have been selected to serve as the underlying investment medium, subject to compliance with the 1940 Act and applicable regulations of the SEC, Company will give 60 days written notice to the Fund and the Underwriter of any proposed action to replace shares of any Portfolio; or

          (m) termination by the Company, the Fund or the Underwriter by written notice to the other parties upon a material breach of the Agreement by the other party.

10.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Portfolios, redeem investments in the Portfolios or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                               ARTICLE XI. Notices

          Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to the Fund:

         Ayco Series Trust
         c/o Ayco Asset Management
         One Wall Street
         Albany, New York 12205-3894
         [Redacted]

         copies to General Counsel
         Fax No. [Redacted]

               If to the Underwriter:

         Mercer Allied Company, L.P.
         One Wall Street
         Albany, New York 12205
         Attention: [Redacted]
         copies to General Counsel
         Fax No. [Redacted]

               If to the Company:
         John Hancock Variable Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: [Redacted]
               Fax No[Redacted]

         copies to:
         [Redacted]
         Vice President & Counsel
         John Hancock Variable Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
               Fax No. [Redacted]

                           ARTICLE XII. Miscellaneous

          12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Fund.

          12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that another party has reasonably designated as proprietary.

          12.3 Subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another Party as such terms are defined in SEC regulation S-P, and shall not disclose or use such information other than carry out the purposes stated herein, or to process and service transactions at the consumer's request, or as necessary to effect, administer, or enforce a transaction."

          12.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          12.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          12.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          12.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party's respective interests are adverse to or in conflict with another party's interests.

          12.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          12.9 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the

Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly organized, licensed and registered to perform the obligations of the Underwriter under this Agreement.

          12.10 Neither the Fund nor the Underwriter shall use any designation comprised in whole or in part of the names or marks "Hancock," "John Hancock," or any other trademark belonging to the Company in materials relating to the Contracts or the Funds without the prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund shall cease all use any such name or mark as soon as reasonably practicable.

          12.11 The Company shall not use any designation comprised in whole or in part of the names or marks "Ayco" "Mercer Allied," or any other trademark belonging to the Fund, the Adviser or the Underwriter in materials relating to the Company, the Contracts or the Funds without the prior written consent of each Reviewing Party, or its designee, which consent shall not be unreasonably refused. Upon termination of this Agreement for any reason, the Fund shall cease all use any such name or mark as soon as reasonably practicable.

          IN WITNESS HEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

JOHN HANCOCK VARIABLE LIFE
INSURANCE COMPANY                           AYCO SERIES TRUST


By: /s/ Michel G. Van Leer                  By: /s/ John J. Collins, III
   -----------------------------------          --------------------------------

Title: Vice Chairman and President          Title: Chief Financial Officer &
       -------------------------------             -----------------------------
                                                   Controller
                                                   -----------------------------

Date: January 2, 2002                       Date: December 13, 2001
      --------------------------------            ------------------------------


                                            MERCER ALLIED COMPANY, L.P.
                                            By: Breham, Inc. General Partner


                                            By: /s/ Peter R. Martin
                                                --------------------------------

                                            Title: Vice President & Secretary
                                                   -----------------------------

                                            Date: December 13, 2001
                                                  ------------------------------

                                   Schedule A

                                    Accounts

--------------------------------------------------------------------------------
               Name of Account                Date of Resolution of Company's
                                            Board which Established the Account
--------------------------------------------------------------------------------
   John Hancock Variable Life Account UV                May 10, 1993

--------------------------------------------------------------------------------

                                   Schedule B

                                    Contracts

------------------------------------------------------------
       John Hancock Variable Life Insurance Company
------------------------------------------------------------
          Medallion Variable Universal Life Plus
------------------------------------------------------------
          Medallion Variable Universal Life Edge
------------------------------------------------------------
                Variable Estate Protection
------------------------------------------------------------
              Variable Estate Protection Plus
------------------------------------------------------------
              Variable Estate Protection Edge
------------------------------------------------------------
           Medallion Executive Variable Life III
------------------------------------------------------------

                                   Schedule C

                               Series of the Fund

                                Ayco Growth Fund

                                   Schedule D
                   Notification and Wire Transfer Instructions
                            (As of October 26, 2001)

In accordance with sections 1.9 and 5.4 of the Agreement:

1. Prior notification of dividends, distributions and wire transfers shall be provided by e-mail or fax to:

        [Redacted]
     Separate Account Accounting
        Email: [Redacted]
        Fax: [Redacted]

2.   Wire instructions for service fees and reimbursements:

     Federal funds to be wired to:

         Bank:            FleetBank, Boston, MA
                       [Redacted]
         Account Name:    John Hancock Variable Life Insurance Company
                       [Redacted]

        Reference:     Attention: [Redacted]
                          Administrative Service Fees/ Reimbursements
                          Name of Financial Institution: AYCO Series Trust

                                   Schedule E
        SEC Recommended Guidelines Regarding Correction of Pricing Errors

A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Underwriter shall reimburse the Fund for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Underwriter shall reimburse the Fund for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts, including the cost of the error to such accounts and the cost of the administrative work by or on behalf of the Company to correct the error; provided, however, that in the event of unusual circumstances, such as when the error in computation involves an unusually large dollar amount with respect to the aggregate amount of the Portfolio's shares held by the Company, then (a) and
(b) shall not apply and the pricing error shall be corrected pursuant to (c) above without regard to the difference between the erroneous NAV and the correct NAV.

If an adjustment is necessary to correct a material error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Portfolio(s) attributable to the accounts of the Contract owners will be adjusted and the amount of any underpayments shall be credited by the Underwriter to the Company for crediting of such amounts to the applicable Contract owners accounts. Upon notification by the Fund of any overpayment due to a material error, the Company shall promptly remit to Underwriter any overpayment that has not been paid to Contract owners; however, Underwriter and the Fund each acknowledge that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. A pricing error within Sections 1.11, 8.2(a)(v) or 8.3(a)(ii) above shall be deemed to constitute a "material error" for purposes of this Agreement.

The standards set forth in this Section 1.11 and this Appendix are based on the Parties' understanding of industry practices as of the date of this Agreement. In the event the industry practices are later changed, modified or superseded as a result of SEC or judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

The provisions of Section 1.11 and this Appendix shall survive termination of the Agreement.